Exhibit 15.1

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the inclusion in this registration statement on Form 20-F of Blue Earth Refineries, Inc. of our report dated September 3, 2004, on our audit of the consolidated balance sheets of Blue Earth Refineries, Inc. as of June 30, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. We also consent to the references to our firm under the caption “Experts.”

/s/ Peterson Sullivan PLLC

Seattle, Washington
November 18, 2004

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the inclusion in this registration statement on Form 20-F of Blue Earth Refineries, Inc. of our report dated September 3, 2004, on our audit of the consolidated balance sheets of Blue Earth Refineries, Inc. as of June 30, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. We also consent to the references to our firm under the caption “Experts.”

/s/ Peterson Sullivan PLLC

Seattle, Washington
November 18, 2004